Exhibit 5.1

February 9, 2023

Brain Scientific Inc.

6700 Professional Parkway

Lakewood Ranch, FL 34240

Re:	Registration Statement on Form S-1 File No. 333-266769 of Brain Scientific Inc.

Ladies and Gentlemen:

We have acted as counsel to you, Brain Scientific Inc. (the “Company”), a Nevada corporation, in connection with the registration statement on Form S-1 (File No. 333-266769) initially filed by the Company on August 11, 2022 (as amended to date, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (1) an underwritten public offering of up to (i) 2,642,998 shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Common Shares”); (ii) 2,642,998 non-prefunded warrants to purchase shares of Common Stock (the “Non-Prefunded Warrants”); (iii) 2,642,998 shares of Common Stock issuable upon exercise of the Non-Prefunded Warrants (the “Non-Prefunded Warrant Shares”); (iv) 2,642,998 prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants”); (v) 2,642,998 shares of Common Stock issuable upon exercise of the Prefunded Warrants (the “Prefunded Warrant Shares”); (vi) 396,450 shares of Common Stock, to be purchased pursuant to over allotments, if any (the “Over Allotment Shares”); (vii) 396,450 Non-Prefunded Warrants to purchase shares of Common Stock, to be purchased pursuant to over allotments, if any; (viii) 396,450 shares of Common Stock issuable upon exercise of the Over Allotment Non-Prefunded Warrants (the “Over Allotment Non-Prefunded Warrant Shares”); (ix) 396,450 prefunded warrants to purchase shares of Common Stock, to be purchased pursuant to over allotments, if any (the “Over Allotment Prefunded Warrants” and together with the Prefunded Warrants, the Non-Prefunded Warrants and the Over Allotment Non-Prefunded Warrants, the “Warrants”); (x) 396,450 shares of Common Stock issuable upon exercise of the Over Allotment Prefunded Warrants (the “Over Allotment Prefunded Warrant Shares”); and (2) in connection with the offering from time to time, pursuant to Rule 415 of the Securities Act, by certain selling stockholders of up to 4,452,316 shares of Common Stock, including (i) 2,526,216 shares of Common Stock (the “Resale Common Shares”); and (ii) 1,926,398 shares of Common Stock that may be issued from time to time upon exercise of warrants (the “Resale Warrant Shares”, and together the Non-Prefunded Warrant Shares, the Prefunded Warrant Shares, the Over Allotment Non-Prefunded Warrant Shares and the Over Allotment Prefunded Warrant Shares, the “Warrant Shares”). The Common Shares and the Over-Allotment Shares are referred to herein, collectively, as, the “Shares”.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”) other than as expressly stated herein with respect to the issue of the Shares, the Warrants and the Warrant Shares.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the articles of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date; and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable;

(ii)	the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii)	the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the agreements and instruments addressed herein. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP